October 10, 1996



Securities And Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen and Ladies:

     We have acted as counsel for Double Eagle Petroleum And Mining Co., a Wyoming corporation (the "Company"), in connection with the registration on Form SB-2 under the Securities Act of 1933, as amended, of up to 1,350,000 shares of the Company's $.10 par value common stock ("Common Stock") and Redeemable Common Stock Purchase Warrants ("Warrants") to purchase up to an additional 1,350,000 shares of Common Stock.

     We have examined the Articles Of Incorporation and the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the shares of Common Stock being registered by the Company, if and when sold and delivered as described in the Company's Registration Statement on Form SB-2 (the "Registration Statement"), will have been duly authorized and legally issued, and will constitute fully paid and nonassessable shares of the Company's Common Stock. Further, the Warrants, if and when issued, will represent the right to purchase shares of the Company's Common Stock, all as set forth in the Registration Statement.

     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as the attorneys passing, on behalf of the Company, upon the validity of the issuance of the Common Stock and Warrants, and (b) to the filing of this opinion as an exhibit to the Registration Statement.



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Securities And Exchange Commission
October 10, 1996
Page 2

     This opinion is to be used solely for the purpose of the registration of the Common Stock and Warrants and may not be used for any other purpose.

                                        Very truly yours,

                                        /s/ Bearman Talesnick & Clowdus
                                        ---------------------------------------
                                            Professional Corporation

                                       BEARMAN TALESNICK & CLOWDUS
                                       Professional Corporation

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